                                                            EXHIBIT (d)(1)


                        CHANDLER INSURANCE COMPANY, LTD.
                      REPURCHASE AND SUBSCRIPTION AGREEMENT

         This Repurchase and Subscription Agreement (this "Agreement") is made as of __________ __, 2001, by and among Chandler Insurance Company, Ltd., a Cayman Islands corporation (the "Company"), and __________ (the "Shareholder"). Unless otherwise defined, capitalized terms used herein have the meanings ascribed to such terms in the Company's Proxy Statement, filed with the Securities and Exchange Commission as of __________ __, 2000.

         WHEREAS, the Shareholder desires to sell and the Company desires to purchase from Shareholder, __________ shares of the Company's common shares, $1.67 par value (the "Common Shares"), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to sell and Shareholder desires to purchase from the Company __________ shares of the Company's Class A Common Shares, $___ par value (the "Class A Common Shares"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows:

         1.       SALE.

                  (a) Subject to the terms and conditions hereof, Shareholder hereby irrevocably agrees to sell ______________ Common Shares to the Company.

                  (b) Subject to the terms and conditions hereof, the Shareholder irrevocably subscribes for and agrees to purchase _________ Class A Common Shares.

         2.       PURCHASE PRICE.

                  (a) The purchase price to be paid by the Company to the Shareholder for each Common Share shall be $10.00 in cash on the Closing Date (defined herein) for an aggregate consideration of $_____________.

                  (b) The purchase price to be paid by the Shareholder to the Company for each Class A Common Share shall be $10.00 in cash on the Closing Date for an aggregate consideration of $__________.

         3. DELIVERY OF CERTIFICATES. On the Closing Date, the Shareholder shall surrender certificates representing Common Shares, duly endorsed for transfer or with separate stock powers in substantially the forms attached hereto as EXHIBIT A, and shall deliver a completed purchaser questionnaire, attached hereto as EXHIBIT B. Upon the foregoing deliveries, the Company shall issue to and register in the name of the Shareholder one or more certificates representing the Class A Common Shares subscribed for hereunder.

         4. CLOSING. Subject to the provisions of this Agreement, the closing of the transactions contemplated by this Agreement shall take place at such time and place as is mutually agreed upon by the Company and Shareholder. The date and time of the closing are referred to herein as the "Closing Date."

         5.       CONDITIONS TO CLOSING.

                  (a) THE OBLIGATIONS OF THE COMPANY HEREUNDER ARE SUBJECT TO SATISFACTION, AT OR PRIOR TO THE CLOSING DATE, OF EACH OF THE FOLLOWING
CONDITIONS: (i) SHAREHOLDER SHALL HAVE DELIVERED TO THE COMPANY THE STOCK CERTIFICATES REPRESENTING COMMON SHARES, AN EXECUTED STOCK POWER FOR EACH CERTIFICATE DELIVERED, A PURCHASER QUESTIONNAIRE AND PAYMENT OF THE PURCHASE PRICE HEREUNDER; (ii) EACH OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN
SECTION 6 HEREOF SHALL BE TRUE, ACCURATE AND CORRECT IN ALL RESPECTS AT THE CLOSING DATE WITH THE SAME EFFECT AS THOUGH MADE AT AND AS OF SUCH TIME; AND
(iii) SHAREHOLDER SHALL HAVE PERFORMED AND COMPLIED IN ALL RESPECTS WITH ALL AGREEMENTS AND CONDITIONS CONTAINED HEREIN, INCLUDING WITHOUT LIMITATION SECTIONS 7 AND 8, REQUIRED TO BE PERFORMED OR COMPLIED BY HIM PRIOR TO OR ON THE CLOSING DATE. This Agreement shall not be deemed accepted by the Company until signed by a duly authorized officer of the Company. Once executed by Shareholder and the Company, this Agreement shall become effective as between the Company and Shareholder.

                  (b) This Agreement is being made in connection with the Recapitalization Plan being proposed in the Company's Proxy Statement, which if approved and consummated would effect a going private transaction. As a condition precedent to the effectiveness of this Agreement, the Recapitalization Plan must be approved at a Special Meeting. In the event that shareholders disapprove the Recapitalization Plan at either the Special Meeting, this Agreement will have no effect.

         6. ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder acknowledges that he has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Class A Common Shares and to obtain any additional information that the Company possesses, or could acquire without unreasonable effort or expense, necessary to verify the accuracy of such information and all such questions and requests for information have been answered to the full satisfaction of Shareholder. Shareholder represents and warrants that:

                  (a) (i) if Shareholder is a natural person, Shareholder (y) has a personal net worth or joint net worth with his spouse of greater than $1,000,000, or (z) has individual income (not joint income with his spouse) in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or (ii) if Shareholder is not a natural person, Shareholder and the person signing on its behalf represent and warrant that either (y) all owners of equity interests in Shareholder meet the qualifications stated in the preceding sentence, or (z) Shareholder otherwise qualifies as an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act");

                  (b) Shareholder acknowledges and confirms that Shareholder (i) has knowledge and experience in financial or business matters and understands the speculative nature of, merits and the risks involved in, an investment in the Company and is able to bear the economic risks of an investment in the Company; (ii) is fully informed as to the business conducted by the Company;
(iii) has adequate means of providing for Shareholder's current needs and possible contingencies and has no need now, and anticipates no need in the foreseeable future, to sell the Class A Common Shares for which Shareholder hereby purchases; (iv) understands that the Class A Common Shares have not been registered under the Act or any other applicable state or federal statutes and are being offered under an exemption from registration thereunder; (v) is acquiring the Class A Common Shares solely for Shareholder's own account, for investment purposes only, and not with a view to, or in connection with, any resale, distribution, subdivision, fractionalization or other direct or indirect distribution thereof; (vi) has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Class A Common Shares purchased for hereby or which would guarantee to Shareholder any profit or against any loss with respect to such Class A Common Shares, and he has no plans to enter into any such agreement or arrangement; and
(vii) he understands that he must bear the economic risk of his investment for an indefinite period of time because the Class A Common Shares or any part thereof cannot be sold or otherwise transferred unless they are subsequently registered under the Act (which the Company is not obligated and does not plan to do) or an exemption from such registration is available.

                  (c) Shareholder, either individually or together with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Class A Common Shares and of making an informed investment decision.

                  (d) If Shareholder is a natural person, he is at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country set forth on the signature page hereof, and has no current intention of becoming a resident of any other state or jurisdiction.

                  (e) There have been no representations, guaranties or warranties made to Shareholder by the Company, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) the percentage of profit and/or amount of or type of consideration, profit or loss (including tax benefits) to be realized, if any, as a result of investment in the Class A Common Shares or (ii) the possibility that the past performance or experience on the part of any officer or director of the Company, or of any other person, might in any way indicate the predictable results of operations of the Company, or of ownership of the Class A Common Shares.

                  (f) Shareholder understands that no federal or state agency has passed on or made any recommendation or endorsement of the Class A Common Shares or the Recapitalization Plan.

                  (g) Shareholder is acquiring the Class A Common Shares for investment and not with a view for resale or distribution.

                  (h) Shareholder can bear the economic risk of losing his entire investment.

                  (i) Shareholder's overall commitment to investments that are not readily marketable is not disproportionate to his net worth, and his investment in the Class A Common Shares will not cause such overall commitment to become excessive.

                  (j) Shareholder has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Class A Common Shares.

                  (k) Shareholder acknowledges that the Class A Common Shares were not offered to Shareholder by means of a general solicitation, publicly disseminated advertisements or sales literature.

                  (l) If Shareholder is not a natural person, Shareholder is an entity duly organized, validly existing and in good standing under the laws of the state of its organization. Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and biding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transaction contemplated hereby or compliance by Shareholder with any of the provisions hereof will (1) violate its organization documents, (2) conflict with or violate any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to Shareholder or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected,
(3) conflict with or violate any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which Shareholder or any of its subsidiaries is a party or by which Shareholder or any of its subsidiaries or any of their respective properties may be bound or affected.

                  (m) Shareholder represents and warrants to the Company that he has completed and delivered to the Company a purchaser questionnaire, and that the answers contained in the purchaser questionnaire and the representations and warranties contained in this Agreement are true, correct and complete in all respects.

         (7) COVENANTS OF SHAREHOLDER. Shareholder covenants and agrees with the Company as follows:

                  (a) STANDSTILL AGREEMENT. Shareholder agrees that for a period of 18 months from the Closing Date Shareholder will not engage in any transaction that results in a change of control of, or solicit any third party to engage in any transaction that results in a change of control of, the Company, any subsidiaries or divisions thereof or any successors thereto. As used herein, "change of control" means: (i) the acquisition, by any entity (or group of affiliated entities) of more than 25% of the equity interests of the Company or Shareholder, whichever is smaller and whether voting or non-voting,
(ii) the dissolution or liquidation of the Company, (iii) consummation of any merger or consolidation of the Company, or (iv) any sale or other disposition of all or substantially all of the Company's assets.

                  (b) RESTRICTIONS ON TRANSFER. The Class a Common Shares may not be offered for sale, sold or transferred except pursuant to (i) an effective registration under the Act or in a transaction which is otherwise in compliance with the Act; (ii) an effective registration under any applicable state securities statutes or in a transaction otherwise in compliance with any applicable state securities statute, and (iii) evidence of compliance with the applicable securities laws of other jurisdictions. Shareholder shall furnish to the Company and the Company shall be entitled to rely upon an opinion of competent securities counsel acceptable to the Company with respect to compliance with the above laws.

                  (c) LEGEND. A legend indicating that the Class A Common Shares have not been registered under such securities laws and referring to the restriction on transferability and sale of the Class A Common Shares set forth herein shall be placed on the certificate delivered to Shareholder, and the Company, or any transfer agent thereof, shall required compliance therewith, either through the issuance of stop transfer instructions or through the making of notations in the appropriate records of the Company.

         8.       OTHER MATTERS.

                  (a) This Agreement and the transactions contemplated by the Recapitalization Plan may be terminated by the Company at any time prior to the Closing Date, whether such action occurs before or after shareholder approval is obtained, for any reason whatsoever, including without limitation (i) if the Board shall have withdrawn, modified, amended or qualified its approval or recommendation of the Recapitalization Plan in connection with a Superior Acquisition Proposal (defined herein), (ii) in order to explore, negotiate or enter into a binding written agreement with respect to a Superior Acquisition Proposal or (iii) if the Board determines that such action is in the best interests of the Company or its shareholders. The Company agrees to notify Shareholder if it receives any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer with respect to a Superior Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Board may take any actions required or necessary with respect to any Superior Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or the Exchange Act.

         "Superior Acquisition Proposal" shall mean a bona fide proposal made by a third party to acquire, directly or indirectly, the Company pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of the Company or otherwise on terms which a majority of the Board and/or committee thereof determines or recommends that in good faith, taking into account the advice of financial advisors, are superior, from a financial point of view, to the Company's shareholders to those provided for under the Recapitalization Plan.

                  (b) Shareholder recognizes that the purchase of the Class A Common Shares is based upon representations and warranties contained herein, and Shareholder agrees to indemnify the Company and its officers, directors and shareholders and to hold each of them harmless against any liability, costs or expenses (including reasonable attorneys' fees and costs) arising by reason of or in connection with any misrepresentation or any breach of such warranties by Shareholder, or arising as a result of the sale or distribution of any of the Class A Common Shares by Shareholder in violation of the Act, or other applicable law. The covenants, warranties and representations contained herein shall be for the benefit of the Company and its officers, directors and shareholders and each of them shall be entitled to all of the rights that such covenants, warranties and representations shall confer. Shareholder agrees that money damages may not be a sufficient remedy for any breach of this Agreement, and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

                  (c) Shareholder agrees that, except as provided herein, this Agreement or any agreement made hereunder or pursuant hereto may not be cancelled, terminated or revoked by him except upon the written consent of the Company.

                  (d) Shareholder agrees that this Agreement and the foregoing acknowledgments, representations and covenants are true and accurate as of the date of this Agreement, shall be true and accurate as of the date of delivery of the Class A Common Shares by the Company, and shall survive such delivery and any investigation made by any party relying on the same or any acceptance or rejection of this Agreement.

                  (e) Shareholder agrees to execute any and all further documents necessary or advisable, in the sole discretion of the Company, in connection with his becoming a holder of the Class A Common Shares or any portion thereof.

                  (f) The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Cayman Islands. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Cayman Islands. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Cayman Islands.

                  (g) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by the party to be bound thereby.

         IN WITNESS WHEREOF, the Company and Shareholder has hereby executed this Agreement as of the date set forth below.


-------------------------------------        ---------------------------------
Printed Name of Shareholder                  Shareholder's Street Address


-------------------------------------        ---------------------------------
Signature of Shareholder                     City


-------------------------------------        ---------------------------------
Title (if applicable)                        State                    Zip Code


Date:                                        ---------------------------------
     --------------------                    Shareholder's Social Security or
                                             Tax ID Number

CHANDLER INSURANCE COMPANY, LTD.


By:
     --------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

                                                              EXHIBIT A

                                   STOCK POWER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Chandler Insurance Company, Ltd., a Cayman Islands corporation, __________________________ (________) Common Shares, $1.67 par value, of
Chandler Insurance Company Ltd., a Cayman Islands corporation (the "Company"), standing in the name(s) of the undersigned on the books of the Company and represented by Certificate No. __________ herewith, and does hereby irrevocably constitute and appoint W. Brent LaGere, as the undersigned's attorney to transfer the said stock on the books of the Company, each with full power of substitution in the premises.

         Dated:                     , 2001



                                     -------------------------------------------
                                      Name (print):


                                     -------------------------------------------
                                      Name (print):

IMPORTANT - READ CAREFULLY

The signature(s) to this Stock Power must correspond with the name(s) as written on the face of the certificate without any change whatever. All holders must sign.


THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17AD-15.

                                                                    EXHIBIT B



                             PURCHASER QUESTIONNAIRE

                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)



         The information elicited by this purchaser questionnaire (the "Questionnaire") is to enable Chandler Insurance Company Ltd., a Cayman Islands corporation (the "Company"), to determine whether you or the prospective investor on whose behalf you are providing this information, as the case may be, meets the suitability requirements for purchasers under Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and similar requirements of other applicable securities laws. The Company will rely upon the information contained herein for the purpose of such determination and for the purpose of selling shares described in the Repurchase and Subscription Agreement (the "Shares"). The request to complete this Questionnaire does not constitute an offer of the Shares.

         Upon signing this Questionnaire, you (a) understand that you will have an opportunity, prior to purchasing the Shares, to review all pertinent facts concerning an investment in the Company and to ask questions of and receive answers from the Company concerning the terms and conditions of the purchase, and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the disclosure documents, (b) understand that no purchase will be consummated prior to the receipt by the Company of the information required by this Questionnaire and the other purchase documents, and satisfaction of such further conditions as may be agreed upon between the Company and the undersigned in connection with the sale of the Shares, and (c) agree that the Company may present this Questionnaire (and your answers contained herein) to such parties as it deems appropriate to establish the availability of an exemption from registration of the Shares under the applicable federal and state securities laws and for other corporation purposes.

INSTRUCTIONS:

         Answer all questions fully; if the answer to any question is "None" or "Not Applicable," please so state.

         If you are an individual and are furnishing this information on behalf of yourself or another person that is a natural person (i.e., an individual), please complete Sections 1 and 4 only.

         If you are furnishing this information on behalf of a prospective investor that is a corporation or partnership, please complete Sections 2 and 4 only.

         If you are furnishing this information on behalf of a prospective investor that is a trust, please complete Sections 3 and 4 only. All questions should be answered with regard to the person investing in the Shares. For example, if a corporation is purchasing, all answers should relate to that corporation (and not the officer completing this Questionnaire).

         If you use the services of a Purchaser Representative (as defined in Rule 501 of Regulation D promulgated under the Act) in connection with an investment in the Shares, (a) you must acknowledge, in writing, before any purchase of Shares, that the Purchaser Representative is your Purchaser Representative in connection with evaluating the merits and risks of a prospective investment in the Company, (b) the Purchaser Representative must disclose to you, in writing, before the acknowledgment referred to above, any material relationship between the Purchaser Representative or its affiliates and the Company or its affiliates that now exists or is mutually understood to be contemplated or that has existed at any time during the previous two years and any compensation received or to be received as a result of such relationship, including any compensation received or to be received in connection with the offering of the Shares, and (c) you must furnish true and complete copies of the foregoing documents to the Company promptly upon their execution.

         If you are signing in a capacity other than your individual capacity, please attach evidence of your authority to sign in such capacity.

1.       NATURAL PERSON (INDIVIDUALS)

         If the prospective investor is a natural person, please complete this
Section 1.

         A.       Name:
                       -------------------------------------------------------

                  Date of birth:                       Citizenship:
                                 ------------------                -----------

                  Social Security No.:
                                      ----------------------------------------

                  Residence address:
                                      ----------------------------------------

                  Residence telephone number: (     )
                                                      ------------------------

                  Business address:
                                    ------------------------------------------

                  Business telephone number: (     )
                                                     -------------------------

                  Marital status:
                                  --------------------------------------------

                  Spouse's full name:
                                      ----------------------------------------

                  Spouse's employment:
                                       ---------------------------------------

                  Spouse's business address:
                                             ---------------------------------

                  Spouse's business telephone number (     )
                                                             -----------------

                  Communications should be sent to (check one):


                  Business address: /   /  or  Home address: /   /

                  Do you maintain a house or apartment, pay state income taxes, hold a driver's license or are you registered to vote, in any state other than the state listed as your residence above in this part A?

                           Yes                     No
                               -----                  ------

                  If "Yes," please state where and indicate whether such other state is the state of your principal residence. If it is not, please indicate why it is not.


                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

         B.       Occupation:
                              ------------------------------------------------

                  Position and duties:
                                       ---------------------------------------

                  ------------------------------------------------------------

                  Any prior occupations or duties during the past five years (including name of employer, position held and length of service):

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------


         C. Do you have a net worth, or joint net worth with your spouse, in excess of $1,000,000?

                     Yes                                  No
                         ----------                          --------

         D. Do you have an individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and have a reasonable expectation of exceeding such income level in the current year?

                     Yes                                  No
                         ----------                          --------

         E. Are you a director or executive officer of Chandler Insurance Company, Ltd.? "Executive Officer" means the president, any vice president of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for the Company.

                     Yes                                  No
                         ----------                          --------


2.       CORPORATIONS, PARTNERSHIPS, AND LIMITED LIABILITY COMPANIES

         If the prospective investor is a corporation, partnership, or limited liability company, please complete this Section 2.

         A.       Name of entity:
                                 ---------------------------------------------

                  Form of organization (i.e., corporation or partnership):

                  ------------------------------------------------------------

                  Date of formation:
                                    ------------------------------------------

                  State or country in which organized:
                                                      ------------------------

                  Address of entity (including street, city, state, country and zip code):

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------


                  Telephone number of organization: (     )
                                                           -------------------

                  Type of business:
                                    ------------------------------------------

                  IRS Employer Identification Number:
                                                     -------------------------

         B.       Number of shareholders, partners, or members:
                                                               ---------------

                  Names of shareholders, partners, or members and percentage of beneficial ownership for each:

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------


         C. Is the investor a corporation, a partnership, a limited liability company, a tax-exempt organization described in section 501(c)(3) of the Internal Revenue Code, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000?

                           Yes                           No
                               ---------                    ---------

         D. Is the investor a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in section 2(13) of the Act; or an investment company registered under the Investment Company Act of 1940, as amended?

                           Yes                           No
                               ---------                    ---------

         E.       Is the investor a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940, as amended; a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or
                  (d) of the Small Business Investment Act of 1958?

                           Yes                           No
                               ---------                    ---------

         F. ANSWER THIS QUESTION ONLY IF THE ANSWERS TO EACH OF QUESTIONS C, D AND E OF THIS SECTION 2 ARE "NO." IF ANY OF SUCH QUESTIONS WERE ANSWERED "YES," PLEASE SKIP THIS QUESTION AND PROCEED TO SECTION 4.

                  Is the investor an entity in which all of its equity owners are persons or entities that can answer "Yes" to at least one of the following questions: Section 1--Question C, Question D or Question E, Section 2--Question C, Question D or Question E, Section 3--Question C, Question D, Question E or Question F?

                           Yes                           No
                               ---------                    ---------

                  If the answer to this question is "Yes" and if the answers to each of questions C, D and E of this Section 2 are "No", then EACH beneficial owner of equity securities or equity interests in the entity must complete a Questionnaire.


3.       TRUSTS

         If the investment will be in the name of a trust, please complete this
Section 3.

         A.  Name of trust:
                            --------------------------------------------------

             Trustee of trust:
                               -----------------------------------------------

         B. Address of trust (including street, city, state, country and zip code):

             -----------------------------------------------------------------

             -----------------------------------------------------------------

             -----------------------------------------------------------------


             Telephone number:  (     )
                                       ---------------------------------------

             IRS Employer Identification Number:
                                                 -----------------------------

             Number of beneficiaries:
                                      ----------------------------------------

             Names of beneficiaries and percentage of beneficial interest (excluding contingency interests) for each:
                                                        ----------------------

             -----------------------------------------------------------------

             -----------------------------------------------------------------

             -----------------------------------------------------------------

         C. Is the trust a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares?

                           Yes                           No
                               ---------                    ---------

         D. Is the trustee of the trust that is making the investment decision to purchase the Shares a bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act?

                           Yes                           No
                               ---------                    ---------

         E. Is the trust an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended?

                           Yes                           No
                               ---------                    ---------

         F. Is the trust an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, (a) whose investment decision to purchase the Shares is made by a plan fiduciary, as defined in section 3(21) of the Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, (b) which has total assets in excess of $5,000,000, or (c) which is a self-directed plan whose investment decisions are made solely by persons that are accredited investors as defined in Rule 501(a) promulgated under the Act?

                           Yes                           No
                               ---------                    ---------

         G. Is the trust a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000?

                           Yes                           No
                               ---------                    ---------

         H. If the answers to questions C, D, E, F, and G of this Section 3 are "No", please answer the following questions (and if the answer to any of questions C, D, E, F, and G is "Yes", please skip this question and proceed to Section 4):

                  (a) Is the trust a revocable grantor trust that may be amended or revoked at any time by the grantors?

                           Yes                           No
                               ---------                    ---------

                  (b) If the answer to subsection (a) is "yes", who are the
                      grantors?
                               -----------------------------------------------

                      --------------------------------------------------------

                      --------------------------------------------------------


                  If the answer to subsection (a) is "Yes" (and if the answers to questions C, D, E, F, and G are "No"), Section 1 of this Questionnaire should be completed by each grantor with information about himself.


4.  INVESTMENT EXPERIENCE (TO BE COMPLETED BY ALL INVESTORS)

         A. Does the investor have such knowledge of business, finance, securities and investments generally, and such experience (based on actual participation) in investments in particular, that he or it is capable of evaluating the risks and merits of the investment, and believes he or it can afford the complete loss of his or its investment in the Shares?

                           Yes                           No
                               ---------                    ---------

                  If "Yes" please set forth, in detail, information showing the knowledge and experience of the investor (in the case of an individual) or the investor's decision makers (in the case of an entity) in evaluating the merits and risks of a privately offered investment in a corporation or partnership (e.g., education, business and professional experience, prior investments and investment experience, and other relevant information).

                  Education (including institutions attended, degree received and date hereof):

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  Business and Professional Experience:

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  Privately Offered Investments:
                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  Other:

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  If "No," an attorney, accountant, investment advisor or other consultant, acting as the investor's Purchaser Representative, may have to review this investment. Please give the following information regarding the Purchaser Representative that the investor has designated to review this investment:

                  Name:                          Telephone (____)
                        ---------------                            -----------

                  Firm:                          Address:
                        ---------------                   --------------------
                                                          --------------------
                                                          --------------------
                                                          --------------------


         B. Is the investor able to bear the economic risk of an investment in the Shares for an indefinite period of time?

                           Yes                           No
                               ---------                    ---------

         C. Does the amount of the investor's investment in the Company exceed ten percent (10%) of his or its net worth?

                           Yes                           No
                               ---------                    ---------

         D. Please check below the types of investments the investor has made in the past five years:

                                                         Oil and Gas Limited
                  Stocks                                 Partnerships
                         -----------                                 ---------

                                                         Equipment Leasing
                  Bonds                                  Partnerships
                         -----------                                 ---------

                  Certificates                           Real Estate Limited
                  of Deposit                             Partnerships
                         -----------                                 ---------
                  Non-marketable                         Cattle or
                  Securities                             Ranching
                             -------                                 ---------

                  Other experience:

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

         THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY AND ITS AFFILIATES AND ADVISORS WILL BE RELYING ON THE ACCURACY AND COMPLETENESS OF THE RESPONSES TO THE FOREGOING QUESTIONS. THE COMPANY WILL KEEP SUCH RESPONSES IN CONFIDENCE, EXCEPT THAT THIS QUESTIONNAIRE (AND THE ANSWERS CONTAINED HEREIN) MAY BE FURNISHED TO SUCH PARTIES AS THE COMPANY DEEMS DESIRABLE TO ESTABLISH COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. THE ABOVE INFORMATION IS ACCURATE AND COMPLETE IN ALL RESPECTS, AND THE UNDERSIGNED WILL NOTIFY THE COMPANY PROMPTLY OF ANY CHANGES THAT OCCUR PRIOR TO THE PURCHASE OF THE SHARES

Name of Investor:
                 -------------------------------------------------------------
Signature:
           -------------------------------------------------------------------
Printed Name:
             -----------------------------------------------------------------
Title (if applicable):
                      --------------------------------------------------------
Date:
      ------------------------------------------------------------------------